Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Monotype Imaging Holdings Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Scott E. Landers, Chief Executive Officer of the Company, and Joseph D. Hill, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it deemed to be “filed” for any purpose whatsoever.

Dated: February 26, 2016

/s/ SCOTT E. LANDERS
Scott E. Landers Chief Executive Officer

/s/ JOSEPH D. HILL
Joseph D. Hill
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to Monotype Imaging Holdings Inc. and will be retained by Monotype Imaging Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.